UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2006

GREAT WALL ACQUISITION CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	333-110906	20-0178991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
660 Madison Avenue, 15th Floor, New York, New York		10021
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 753-0804

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

In connection with the proposed special meeting of the stockholders of Great Wall Acquisition Corporation (OTCBB: GWAQ, GWAQU, GWAQW), a Delaware corporation (the “Company”), to consider an amendment to the Company’s certificate of incorporation to allow more time to complete the Company’s proposed acquisition of ChinaCast Communication Holdings Limited, Kin Shing Li, the Company’s chairman of the Board and Chief Executive Officer, Dr. Ya-qin Zhang, a former Director of the Company, and Justin Tang and Jack Silver, two of the Company’s principal stockholders currently owning 7.8% and 5.4%, respectively, of the Company’s outstanding common stock have each delivered individual voting commitment letter agreements, pursuant to which each has agreed to vote all his shares in accordance with the holders of a majority of the shareholders who purchased shares in the Company’s initial public offering.

The foregoing description of the letter agreements is qualified in its entirety by reference to the actual terms of the letter agreements, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, and are incorporated by reference herein in their entirety.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:
10.1	Letter Agreement among the Company, Broadband Capital Management LLC and Kin Shing Li.
10.2	Letter Agreement among the Company, Broadband Capital Management LLC and Dr. Ya-qin Zhang.
10.3	Letter Agreement among the Company, Broadband Capital Management LLC and Justin Tang.
10.4	Letter Agreement among the Company, Broadband Capital Management LLC and Jack Silver.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT WALL ACQUISITION CORPORATION

Dated: February 28, 2006	By:	/s/ Kin Shing Li
Name: Kin Shing Li
Title: Chairman of the Board, Chief Executive Officer and Secretary

EXHIBIT INDEX
Exhibit No.	Description
10.1	Letter Agreement among the Company, Broadband Capital Management LLC and Kin Shing Li.
10.2	Letter Agreement among the Company, Broadband Capital Management LLC and Dr. Ya-qin Zhang.
10.3	Letter Agreement among the Company, Broadband Capital Management LLC and Justin Tang.
10.4	Letter Agreement among the Company, Broadband Capital Management LLC and Jack Silver.